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                                                                    Exhibit 23.1




           We have issued our report dated February 7, 2000, accompanying the financial statements included in the Annual Report of Interlott Technologies, Inc. on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement of Interlott Technologies, Inc. on Form S-8.

/s/ GRANT THORNTON LLP
Certified Public Accountants



Cincinnati, Ohio
June 9, 2000